Exhibit 5.2

August 6, 2015

Frank’s International N.V.

Prins Bernhardplein 200

1097 JB Amsterdam

The Netherlands

Ladies and Gentlemen:

We have acted as special counsel to Frank’s International N.V., an entity organized under the laws of The Netherlands (the “Company”), with respect to certain legal matters in connection with the preparation of the Registration Statement on Form S-3 (the “2015 Registration Statement”), filed on or about the date hereof with the Securities and Exchange Commission (the “Commission”), in connection with the registration by the Company under the Securities Act of 1933, as amended (the “Securities Act”) of the offer and sale by the Company from time to time, pursuant to Rule 415 under the Securities Act, of (i) common stock, par value €0.01 per share (the “Common Stock”), (ii) debt securities, which may be either senior or subordinated and may be issued in one or more series, consisting of notes, debentures or other evidences of indebtedness (the “Debt Securities”), and (iii) warrants for the purchase of Common Stock or Debt Securities (the “Warrants,” and together with the Common Stock and the Debt Securities, the “Securities”).

We have also participated in the preparation of the Prospectus (the “Prospectus”) contained in the 2015 Registration Statement to which this opinion is an exhibit. The Securities will be offered in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and to be set forth in supplements (each a “Prospectus Supplement”) to the Prospectus.

In connection with the opinions expressed herein, we have examined, among other things, the (i) the Deed of Amendment to the Articles of Association of the Company, dated May 14, 2014, (ii) the 2015 Registration Statement, (iii) the Prospectus, (iv) the form of Senior Debt Indenture (the “Senior Indenture”) incorporated by reference to Exhibit 4.4 to the Registration Statement on Form S-3 (No. 333-200588) filed on November 25, 2014 (the “2014 Registration Statement”), (v) the form of Subordinated Debt Indenture (the “Subordinated Indenture,” and together with the Senior Indenture, the “Indentures”) incorporated by reference to Exhibit 4.5 to the 2014 Registration Statement and (vi) the records of corporate proceedings that have occurred prior to the date hereof with respect to the 2015 Registration Statement. We have also reviewed such questions of law as we have deemed necessary or appropriate. As to matters of fact relevant to the opinions expressed herein, and as to factual matters arising in connection with our examination of corporate documents, records and other documents and writings, we relied upon certificates and other communications of corporate officers of the Company, without further investigation as to the facts set forth therein.

In connection with rendering the opinions set forth below, we have assumed that: (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) the 2015 Registration Statement and any subsequent amendments (including additional post-effective amendments), will have become effective and comply with all applicable laws; (v) all Debt Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner specified in the 2015 Registration Statement and the applicable Prospectus Supplement; (vi) one or more Prospectus Supplements to the Prospectus will have been prepared and filed with the Commission describing the Debt Securities offered thereby; (vii) the Indentures, and any supplemental indenture relating to a particular series of Debt Securities, will be duly authorized, executed and delivered by the parties thereto in substantially the form reviewed by us; (viii) a definitive purchase, underwriting or similar agreement with respect to any Debt Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (ix) any securities issuable upon conversion, exchange or exercise of any Debt Securities being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise; and (x) each person signing the Indentures will have the legal capacity and authority to do so.

Frank’s International N.V.

August 6, 2015

Based on the foregoing, and subject to the assumptions, qualifications, limitations, and exceptions set forth herein, we are of the opinion that the Debt Securities, when (i) the applicable Indenture relating either to senior Debt Securities or subordinated Debt Securities has been duly qualified under the Trust Indenture Act of 1939, as amended, (ii) the supervisory board of directors of the Company (or a committee thereof) has taken all necessary action to approve the issuance and terms of any such Debt Securities, (iii) the terms of such Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company, (iv) any shares of Common Stock issuable upon the conversion of such Debt Securities, if applicable, have been duly and validly authorized for issuance and (v) such Debt Securities have been duly executed and authenticated in accordance with the applicable Indenture and issued and sold as contemplated in the 2015 Registration Statement and upon payment of the consideration for such Debt Securities as provided for in the applicable definitive purchase, underwriting or similar agreement, such Debt Securities will be legally issued and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforcement is subject to any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).

With respect to our opinions expressed above, as they relate to Debt Securities denominated in a currency other than U.S. dollars, we note that effective enforcement of a foreign currency claim in the New York State courts or the federal courts sitting in the State of New York may be limited by requirements that the claim (or a foreign currency judgment in respect of such claim) be converted to U.S. dollars at the rate of exchange prevailing on a specified date. We express no opinion as to whether a federal court sitting in the State of New York would award a judgment in a currency other than U.S. dollars.

We express no opinions concerning (i) the validity or enforceability of any provisions contained in the Indentures that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law or (ii) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

The foregoing opinions are limited to the laws of the State of New York and the federal laws of the United States of America, and we are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.

We hereby consent to the filing of this opinion as an exhibit to the 2015 Registration Statement and to the use of our name in the Prospectus forming a part of the 2015 Registration Statement under the caption “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

Very truly yours,

/s/ Vinson & Elkins L.L.P.